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                        NELLIE MAE EDUCATION FUNDING, LLC
                               OPERATING AGREEMENT

         THIS OPERATING AGREEMENT of Nellie Mae Education Funding, LLC (the "Company"), a limited liability company organized pursuant to the Act is entered into and shall be effective as of the Effective Date, by and among the Company and the persons executing this Agreement as Members.

                              PRELIMINARY STATEMENT

         The purpose of this Agreement is to form Nellie Mae Education Funding, LLC (the "Company") in accordance with the Act and to set out fully the rights, obligations and duties of the Members, the Managers and the officers of the Company.

                                    ARTICLE I

                                   Definitions

         1.01 Definitions. The defined terms used in this Agreement shall have the meanings specified below:

         "Accountants" means such firm of independent certified public accountants as may be engaged by the Managers.

         "Act" means the Delaware Limited Liability Company Act.

         "Affiliate" means, with respect to a specified Person, (i) any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person, and (ii) any Person that is an officer of, general partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, general partner or trustee, or with respect to which the specified Person serves in a similar capacity.

         "Agreement" means this Operating Agreement, including all Exhibits and Schedules attached hereto, as it may be amended from time to time.

         "Capital Account" has the meaning set forth in Section 4.02.

         "Capital Contribution" means the amount of cash or the fair market value of property contributed to the Company by each Member as the consideration for each Member's interest in the Company pursuant to Article IV. Any reference in this Agreement to the Capital Contribution of a then Member shall include a Capital Contribution previously made by any prior Member with respect to the interest of such then Member in the Company.

         "Certificate of Formation" means the Certificate of Formation as filed with the Secretary of State of the State, as the same may be amended from time to time.
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         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" means Nellie Mae Education Funding, LLC.

         "Consent of the Members" means the vote at a meeting or the written consent of Members holding a majority of the aggregate Percentage Interests in the Company.

         "Effective Date" means the date of filing of the Certificate of Formation with the Secretary of State of the State.

         "Independent Manager" means an individual who:

         (i) is not employed by the Company or any of its subsidiaries or affiliates as a director, officer or employee;

         (ii) is not affiliated with a significant customer or supplier of the Company or any of its subsidiaries or affiliate;

         (iii) is not affiliated with a company of which the Company or any of its subsidiaries and affiliates is a significant customer or supplier;

         (iv) does not have significant personal services contract(s) with the Company or any of its subsidiaries or affiliates;

         (v) is not affiliated with a tax-exempt entity that receives significant contributions from the Company or any of its subsidiaries or affiliates;

         (vi) is not the beneficial owner of such number of membership units of the Company or equity interests in any of its subsidiaries or affiliates the value of which constitutes more than 5% of such individual's net worth;

         (vii) is not a spouse, parent, sibling or child of any person described in (i) through (vi) and

         (viii) is not a major creditor of the Company or any of its subsidiaries or affiliates;

         provided that an individual who meets the requirements of set forth in subsections (ii) through (viii) above and who serves as and "Independent Director" (as defined in the corporation's Articles of Organization), of a corporation under common control with the Company, shall qualify as an "Independent Manager" for the purposes of this Operating Agreement.

         "Members" means the parties to this Agreement, any Person to whom the parties to this Agreement may convey an interest in the Company pursuant to
Article IX, and any Person subsequently admitted to the Company as an additional Member in accordance with the terms of this Agreement, and "Member" means any of the Members. To the extent a Manager or officer has purchased a unit in the Company, he will have all the rights of a Member with respect to such

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Unit, and the term "Member" as used in this Agreement shall include a Manager or officer to the extent he or she has purchased such Unit in the Company.

         "Net Profits" and "Net Losses" shall mean, respectively, the annual net profit or net loss of the Company determined by the Accountants by the method used for federal income tax purposes.

         "Percentage Interest" means, for each Member, the percentage obtained by dividing the number of Units owned by such Member by the total number of Units outstanding. The Percentage Interest of each Member is as indicated on Schedule A, as it may be amended from time to time.

         "Person" means any individual, general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association, and the heirs, executors, administrators, legal representatives, successors and assigns of the "Person" when the context so permits.

         "Securities Act" means the Securities Act of 1933, as amended.

         "State" means the State of Delaware.

         "Unit" means an interest in the Company held by a Member. The number of Units held by each Member is as indicated on Schedule A, as it may be amended from time to time.

         "Written Consent" means the written consent or approval of the affected Member. The Managers shall deliver, or cause to be delivered, to each affected Member reasonable prior written notice of any proposed action the taking of which would require the Written Consent of such Member pursuant to this Agreement. Each affected Member shall deliver to the Managers written notice of its approval or disapproval of any such proposed action on or before the tenth
(10th) business day after delivery of the notice from the Managers referred to in the preceding sentence. If any affected Member fails to deliver such notice within such 10 business day period, such proposed action shall be deemed to have been approved by such Member. All deliveries of writings shall be governed by
Section 12.01.

                                   ARTICLE II

                               General Provisions

         2.01 Formation of the Company. The parties hereto hereby form a limited liability company pursuant to the provisions of the Act. Except as expressly provided herein, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act. The Managers shall take all actions necessary to assure the prompt filing of the Certificate of Formation with the Secretary of State of the State as required by law in connection with the formation of the Company or otherwise necessary or appropriate to effectuate the provisions of this Agreement and the conduct of the operations of the Company as contemplated hereby.

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         2.02 Name of the Company. The name of the Company shall be "Nellie Mae
Education Funding, LLC" or such other name as the Managers may from time to time determine. The Managers shall cause to be filed on behalf of the Company such corporate, assumed or fictitious name or foreign qualification certificate or certificates as may from time to time be required by law.

         2.03 Purposes of Company.

         (a) The purposes of the Company are:

              (i) to acquire from time to time, own, hold, sell, assign and pledge education loans made to students, parents and others for the purpose of financing the costs of higher education ("Student Loans");

              (ii) to enter into any agreement relating to the acquisition, sale, servicing, administration and guaranteeing of Student Loans (and any proceeds or further rights associated therewith) with any lender, holder, servicer, administrator or guaranty agency and to sell Student Loans to trusts (the "Trusts") pursuant to one or more sale agreements, pooling agreements, trust agreements or other agreements (collectively, the "Agreements");

              (iii) to sell and deliver any class of certificates or other securities (collectively, the "Certificates") issued by the Trusts under the related Agreements;

              (iv) to sell and deliver one or more series and classes of bonds, notes or other evidences of indebtedness secured or collateralized by one or more pools of Student Loans or by Certificates of any class issued by one or more Trusts (collectively, the "Notes");

              (v) to hold and enjoy all of the rights and privileges of any Certificates issued by the Trusts to the Corporation under the related Agreements;

              (vi)  to perform its obligations under the Agreements;

              (vii) to engage in all such other activities and to exercise all such other powers permitted to corporations under the laws of the State of Delaware that are incidental to or connected with the foregoing business or purposes or necessary or desirable to accomplish the foregoing.

         (b) The Company shall be a limited liability company solely for the purposes set forth in this Section 2.03. Except as provided in this Agreement, the Company shall not engage in any other activity or business.

         2.04 Place of Business of the Company; Registered Agent. The principal place of business of the Company shall be located at 50 Braintree Hill Park, Braintree, Massachusetts 02184. The Managers may, at any time and from time to time, change the location of the Company's principal place of business upon written notice of such change to the Members. The

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registered agent for service of process for the Company in the State shall be
The Prentice-Hall Corporation System, Inc. with a business address at 1013 Center Road, Wilmington, DE 19805.

         2.05 Duration of the Company. The Company shall continue in existence until terminated in accordance with Article IX hereof.

         2.06 Scope of Members' Authority. Except as expressly provided for in this Agreement, no Member shall have any authority to act for, hold himself or itself out as the agent of, or assume any obligation or responsibility on behalf of, any other Member of the Company.

         2.07 Title to Company Property. All property owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any ownership of such property. The Company may hold any of its assets in its own name or in the name of its nominee, which nominee may be one or more individuals, partnerships, trusts or other entities.

         2.08 Members Names and Addresses. The names and addresses of the Members are as set forth on Schedule A.

                                   ARTICLE III

                                  Distributions

         3.01 Distributions. The Board of Managers shall, in its sole discretion, determine the amount and timing of all distributions to the Members of the Company. All distributions shall be distributed to and among the Members in accordance with their respective Percentage Interests.

                                   ARTICLE IV

                    Capital Contributions, Profits and Losses

         4.01 Capital Contributions.

         (a) At the time of admission, each Member has made a Capital Contribution to the Company in the amount set forth in Schedule A hereto.

         (b) No interest shall accrue on any contributions to the capital of the Company, and no Member shall have the right to withdraw or to be repaid any capital contributed by him or it or to receive any other payment in respect of his or its interest in the Company (including, without limitation, upon withdrawal from the Company), except as specifically provided in this Agreement.

         4.02 Capital Accounts. A Capital Account shall be established for each Member. The Capital Account of each Member shall be initially credited with the Member's Capital Contribution and (i) shall be increased by the amount of any additional capital contributions and allocations to the Member of profits, (ii) shall be decreased by any distributions to the Member

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and allocations to the Member of losses, and (iii) shall otherwise be appropriately adjusted to reflect the transactions of the Company and the Member in accordance with the Company's method of accounting and as required for allocations of profits and losses to have substantial economic effect for income tax purposes.

         4.03 Allocation of Profits and Losses. Net Profits and Net Losses for the year shall be allocated among the Members in accordance with their Percentage Interests.

         4.04 Allocations Upon Transfer or Admittance. In the event that a Member acquires an interest in the Company either by transfer from another Member or by acquisition from the Company, an equal portion of the profits or losses from operations of the Company for the year in which such acquisition occurs shall be allocated to each day of such year, and the profits and losses so allocated to the portion of the year prior to the date of the acquisition of the interest in the company by the Member shall be allocated among the Members without giving effect to such acquisition, and the profits and losses so allocated to the portion of the year from and after the date of the acquisition of such interest shall be allocated among the Members by giving effect to such acquisition. Profits and losses realized from the sale or other disposition of the assets of the Company shall be allocated among the Members based upon the actual ownership of interests in the Company on the date of the event giving rise to such profits or losses.

                                    ARTICLE V

                                   Management

         5.01 Board of Managers. The overall management and control of the business and affairs of the Company will be vested solely in the Board of Managers, which will consist of two classes, the Class A Managers and the Class B Managers. The Board of Managers shall direct, manage, and control the business of the Company to the best of its ability. Subject to the provisions of this Agreement, the Board of Managers, acting by majority vote, shall have the full and complete authority, power, and discretion to manage and control the business, affairs, and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business. The Class A Managers will be responsible for the daily management and control of all the Company's business and the Class B Managers will be responsible for management and oversight solely with respect to the matters described in Section 5.04 below.

         5.02 Tenure and Qualifications of Managers. The Class A Managers shall not be elected, but rather the Class A Managers shall consist of the Members. Each Class A Manager may appoint an individual officer to act as its representative for the purpose of carrying out its management duties with respect to management. The number of Class B Managers of the Company shall be fixed from time to time by the affirmative vote of Members having a majority of the aggregate Percentage Interests. The Board of Managers shall consist initially of the following persons: Class A Managers -- Nellie Mae, Inc. and NMI Education Loan Corporation, Class B Manager -- Joachim Froehlich. Each Class B Manager shall hold office until the next annual meeting of Members or until a successor shall have been elected and qualified. Managers need not be residents of the State.

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         5.03 Independent Manager. At all times as any Certificates or Notes are outstanding, Class B Managers shall include at least one Independent Manager. When voting on matters subject to the vote of the full Board of Managers, including those matters specified in Section 5.04 below, notwithstanding that the Company is not then insolvent, each Independent Manager shall take into account the interests of the creditors of the Company as well as the interests of the Company. No Independent Manager shall owe a fiduciary or other obligation to the Members of the Company and every member shall consent to the foregoing by virtue of such Member's purchase of Units of the Company, no further act or deed of any holder being required to evidence such consent.

         5.04 Votes by Independent Manager. Notwithstanding any other provisions of this Agreement and any provision of law that otherwise so empowers the Company, the Company shall not, without the affirmative vote of 100% of the Board of Managers, including the affirmative vote of each Independent Manager, do any of the following:

         (a) engage in any business or activity other than in accordance with
Section 2.03 above;

         (b) incur any indebtedness, or assume or guarantee any indebtedness of any other entity, other than (i) indebtedness incurred in connection with the execution of any Agreement or the acquisition of Certificates, (ii) indebtedness to Nellie Mae, Inc. or any affiliate thereof incurred in connection with the acquisition of Student Loans which indebtedness from time to time may be represented by notes issued by the Company to Nellie Mae, Inc. that will be subordinate to the Certificates and Notes and will only be payable to the extent the Company has available cash to pay such indebtedness, (iii) salaries, fees and expenses to its professional advisors and counsel, directors, officers and employees, (iv) indebtedness where the person to whom the indebtedness is owing has delivered to the Company an undertaking that it will not institute against, or join any other person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after all Certificates and Notes are paid in full, or look to property or assets of the Company in respect of such obligations and that such obligations shall not constitute a claim against the Company in the event that the Company's assets are insufficient to pay in full such obligations and (v) other indebtedness not exceeding $75,000 at any one time outstanding, on account of incidentals or services supplied or furnished to the Company;

         (c) dissolve or liquidate, in whole or in part;

         (d) consolidate with or merge into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity; or

         (e) institute proceedings to be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; or consent to the appointment or a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial property; or make any assignment for the benefit of creditors; or admit in writing its ability to pay its debts generally as they become due; or take any corporate action in furtherance of any such action.

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         5.05 Resignation of Managers. Any Manager of the company may resign at any time by giving written notice to the Members of the Company, provided that a Class A Manager may resign only at such time as it is no longer a Member. The resignation of any Manager shall take effect upon receipt of that notice or at such later time as shall be specified in the notice; and, unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective.

         5.06 Removal of Managers. At a meeting called expressly for that purpose, all or any lesser number of Managers may be removed at any time, with or without cause, with the Consent of the Members, provided that a Class A Manager may be removed only at such time as it is no longer a Member.

         5.07 Vacancies on Board of Managers. Any vacancy occurring for any reason in the number of Mangers of the Company may be filled by vote of the remaining Managers then in office, provided that if there are no remaining Managers, the vacancy(ies) shall be filled by the affirmative vote of Members holding a majority of the aggregate Percentage Interests. A Manager elected to fill a vacancy shall be elected for the unexpired term of the Manager's predecessor in office and shall hold office until the expiration of that term and until the Manager's successor shall be elected and shall qualify or until the Manager's earlier death, resignation, or removal.

         5.08 Certain Powers of Managers. In furtherance of the purposes set forth in Section 2.03 above and without limiting the generality of Section 5.01 above, the Board of Managers shall have power and authority, on behalf of the
Company:

         (a) to acquire from any Person by purchase, lease or otherwise, any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Company. The fact that a Manager or a Member is an Affiliate of any such Person shall not prohibit the Board of Managers from dealing with that Person, provided that the terms for dealing with such Person are no less favorable to the Company than would be available in dealing with an independent third party;

         (b) to borrow money for the Company from banks, other lending institutions, the Managers, Members, or affiliates of the Managers or Members on such terms as the Board of Managers deems appropriate, and in connection therewith, to hypothecate, encumber, and grant security interests in the assets of the Company to secure repayment of the borrowed sums. No debt for borrowed money shall be contracted or incurred by or on behalf of the Company except by the Board of Managers, or to the extent permitted under the Act, by agents or employees of the Company expressly authorized to contract such debt or incur such liability by the Managers.

         (c) to enter into, perform and carry out contracts of any kind necessary to, in connection with or incidental to, the accomplishment of the purposes of the Company, which contracts may extend beyond the term of the Company.

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         (d) to prepay in whole or in part, refinance, recast, increase, modify or extend any deed of trust, mortgage or other indebtedness of the Company, and, in connection therewith, to execute any extensions, renewals or modifications of such deeds of trust or mortgages;

         (e) to employ or engage persons, firms or companies (including any Manager or Member or an Affiliate of any Manager or Member) for the operation, maintenance, marketing and financing of the Company and to pay reasonable compensation for such services;

         (f) to cause to be paid any and all taxes, charges and assessments that may be levied, assessed or imposed upon any assets of the Company, unless the same are contested by the Board of Managers;

         (g) to purchase liability and other insurance to protect the Company's property and business;

         (h) to hold and own any Company real and/or personal properties in the name of the Company;

         (i) to invest any Company funds temporarily (by way of example but not limitation) in time deposits, short-term governmental obligations, commercial paper, or other investments;

         (j) with the Consent of the Members, to sell or otherwise dispose of all or substantially all of the assets of the Company as part of a single transaction or plan or to merge or consolidate the Company with or into another Person;

         (k) to employ accountants, legal counsel, managing agents, or other experts to perform services for the Company and to compensate them from Company funds;

         (l) subject to the provisions of (j) above, to execute on behalf of the Company all instruments and documents, including, without limitation: checks; drafts; notes and other negotiable instruments; mortgages, or deeds of trust; security agreements; financing statements; documents providing for the acquisitions, mortgage or disposition of the Company's property; assignments; bills of sale; leases; partnership agreements; operating agreements of other limited liability companies; and any other instruments or documents necessary, in the opinion of the Board of Managers, to the business of the Company; and

         (m) to engage in such other activities and incur such other expenses as may be reasonably necessary, advisable or appropriate for the furtherance of the Company's purposes so long as such activities may be lawfully carried on or performed by a limited liability company under the Act, and to execute, acknowledge and deliver any and all instruments necessary to implement the foregoing.

         5.09 Meetings of Managers.

         (a) Place of Meetings. Meetings of the Managers need not be held in the State.

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         (b) Regular Meetings. Regular meetings of the Board of Managers may be held without call or notice at such places and at such times as the Managers may from time to time determine, provided that any Manager who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Board of Managers may be held without a call or notice at the same place as the annual meeting of Members, or the special meeting held in lieu thereof, following such meeting of Members.

         (c) Special Meetings. Special meetings of the Board of Managers may be called by the President, the Secretary, the Treasurer or any Manager. Notice of the time and place of all special meetings shall be given by the Secretary or the officer or Manager(s) calling the meetings. Notice must be given orally, by telephone, by telegraph, or in writing, and such notice shall be sufficient if given in time to enable the Manager to attend, or in any case if sent by mail or telegraph, at least two days before the meeting, addressed to a Manager's usual or last known place of business or residence. No notice of any meeting of the Board of Managers need be given to any Manager if such Manager, by a writing (including, without limitation, by telegraph, telex, telecopy or cable) filed with the records of the meeting (and whether executed before or after such meeting), waives such notice, or if such Manager attends the meeting without protesting prior thereto or at its commencement the lack of notice to him.

         (d) Quorum of Managers. At any meeting of the Board of Managers a majority of the number of Managers then constituting a full Board shall constitute a quorum, but a lesser number may adjourn any meeting from time to time without further notice. Unless otherwise provided by law or by this Agreement, business may be transacted by vote of a majority of the Managers then present at any meeting at which there is a quorum.

         (e) Action Without a Meeting. Unless otherwise provided by law or by this Agreement, any action required or permitted to be taken at any meeting of the Managers may be taken without a meeting if all the Managers of a class entitled to vote with respect to such action consent to the action in writing and the written consents are filed with the records of the meetings of Managers. Such consents shall be treated for all purposes as a vote at a meeting.

         (f) Telephone Conference Meetings. The Board of Managers may participate in any meeting of the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

         5.10 Authority of Others to Act. Unless authorized to do so by this Agreement or by the Board of Managers, no attorney-in-fact, employee, or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniary for any purpose. No Member shall have any power or authority to bind the Company unless the Member has been authorized by the Board of Managers to act as an agent of the Company in accordance with the previous sentence.

         5.11 Officers.

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         (a) Tenure and Qualifications. The Company shall have as its officers a
President, a Treasurer and a Secretary. The officers of the Company shall be elected annually by the Board of Managers at their first meeting following the annual meeting of Members. The Board of Managers may, from time to time, elect or appoint such other officers as it may determine. No officer need be a Member and two or more offices may be held by any Person. All officers shall hold office until the first meeting of the Board of Managers following the next annual meeting of the Members and until his successor is elected or appointed or qualified, or until he dies, resigns, is removed or become disqualified. The officers shall be, initially, as set forth below:

         President                          Lawrence W. O'Toole
         Treasurer                          John F. Remondi
         Secretary                          John F. Remondi

         (b) Resignation, Removal and Vacancies. Any officer may resign by giving written notice of his resignation to the Board of Managers at a meeting of the Board and such resignation shall become effective at the time specified therein. Any officer may be removed with or without cause by the affirmative vote of the Board of Managers. Any vacancy in the position of any officer may be filled by the Board of Managers.

         (c) Duties of Officers.

         (i) President. The President shall be the chief executive officer of the Company. He shall, subject to the control and direction of the Board of Managers, have general supervision and control over the business of the Company and shall have the power and authority, without the need to obtain approval from the Board of Directors, except as specifically provided therein, to take the actions set forth in Sections 5.08(a), (c), (e), (f), (g), (i), and (l) of this Agreement; and he shall have and perform such other powers and duties as may be prescribed by this Agreement or from time to time be determined by the Board of Managers.

         (ii) Treasurer. The Treasurer shall, subject to the control and direction of the Board of Managers, have and perform such powers and duties as may be prescribed in this Agreement, specifically Article VIII hereto, or from time to time be determined by the Board of Mangers. He shall have custody of all moneys, obligations, contracts and other valuable documents of the Company except his own bond and the record books, and shall collect all moneys from time to time due and owing to the Company and disburse the same pursuant to the contracts and obligations of the Company or the order of the Board of Managers or Members. He shall have custody of the transfer books of the Company and shall keep accurate books of account of all the transactions of the Company. All property of the Company in his custody shall be subject at all times to the inspection and control of the Board of Managers.

         (iii) Secretary. The Secretary shall have and perform the powers and duties prescribed in this Agreement, and such other powers and duties as may from time to time be determined by the Board of Managers. He shall attend all meetings of the Members and the Board of Managers and shall record upon the record book of the Company all votes of the Company and minutes of the proceedings at such meetings. He shall have custody of the record books of the Company.

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         5.12 Liability for Certain Acts. The Board of Managers and officers of the Company shall perform their managerial duties in good faith, in a manner they reasonably believe to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A Manager or officer of the Company who so performs the duties of Manager or officer shall not have any liability by reason of being or having been a Manager or officer of the Company. The Board of Managers and officers of the Company do not, in any way, guarantee the return of the Members' Capital Contributions or a profit for the Members from the operations of the Company. No Manager or officer shall be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, willful misconduct, or a wrongful taking by the Manager or officer.

         5.13 Managers Have No Exclusive Duty to Company. The Managers shall not be required to manage the Company as their sole and exclusive function and they may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of the Managers or to the income or proceeds derived therefrom. The Managers shall incur no liability to the Company or to any of the Members as a result of engaging in any other business or venture.

         5.14 Indemnity of Managers, Officers, Employees and Other Agents. To the maximum extent permitted under Delaware law, the company shall indemnify the Managers for all costs, losses, liabilities and damages paid or accrued by such Managers in connection with the business of the Company. The Company shall indemnify its officers, employees and other agents who are not Managers to the fullest extent permitted by law, provided that the indemnification in any given situation is approved by the Board of Managers.

         5.15 Certain Expenses. All reasonable and necessary expenses incurred by the Board of Managers and officers in connection with the Company's business shall be paid by the Company or reimbursed to the Board of Managers and officers by the Company.

                                   ARTICLE VI

                        Rights and Obligations of Members

         6.01 Limitation of Liability. Each Member's liability shall be limited as set forth in this Agreement, the Act, and other applicable law.

         6.02 Company Debt Liability. Except as required pursuant to the Act, a Member will not be personally liable for any debts or losses of the Company beyond the Member's Capital Contribution.

         6.03 List of Members. Upon written request of any Member, the Managers shall provide a list showing the names, addresses, and Percentage Interests of all Members.

         6.04 Company Books. In accordance with section 8.02 below, the Treasurer shall maintain and preserve, during the term of the Company, and for five (5) years thereafter, all accounts, books, and other relevant Company documents. Upon reasonable request, each Member shall have the right, during ordinary business hours, to inspect and copy those Company documents at the requesting Member's expense.

         6.05 Priority and Return of Capital. Except as may be expressly provided in Articles III and IV, no Member shall have priority over any other Member, either for the return of Capital Contributions or for Net Profits, Net Losses, or distributions.

                                   ARTICLE VII

                               Meetings of Members

         7.01 Annual Meeting. The annual meeting of the Members shall be held on the second Wednesday in March or at such other time as shall be determined by resolution of the Members commencing with the year 1997, for the purpose of the transaction of such business as may come before the meeting.

         7.02 Special Meetings. Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Managers or by any Member or Members having aggregate Percentage Interests of at least 25 percent.

         7.03 Place of Meetings. The Members may designate any place, either within or outside the State, as the place of meeting for any meeting of the Members. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Company in the States.

         7.04 Notice of Meetings. Except as provided in section 7.05 below, written notice stating the place, day, and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered no fewer than 5 nor more than 30 days before the date of the meeting, either personally or by mail, by or at the direction of the Executive Manager or person calling the meeting, to each Member entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered two calendar days after being deposited in the United States mail, addressed to the Member at the Member's address as it appears on the books of the Company, with postage thereon prepaid.

         7.05 Meeting of All Members. If all of the Members shall meet at any time and place, either within or outside of the State, and consent to the holding of a meeting at that time and place, the meeting shall be valid without call or notice, and at the meeting lawful action may be taken.

         7.06 Record Date. For the purpose of determining Members entitled to notice or to vote at any meeting of members or any adjournment of the meeting, or Members entitled to receive payment of any distribution, or to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring the distribution is adopted, as the case may be, shall be the record date for the determination of Members. When a determination of Members entitled to vote at any meeting of members has been made as provided in this section, the determination shall apply to any adjournment of the meeting.

         7.07 Quorum. Members having at least a majority of the aggregate Percentage Interests, represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any meeting of Members, a majority of the aggregate Percentage Interests so represented may adjourn the meeting from time to time for a period not to exceed 60 days without further notice. However, if the adjournment is for more than 60 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. At an adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during the meeting of Members having aggregate Percentage Interests whose absence would cause less than a quorum.

         7.08 Manner of Acting. If a quorum is present, the Consent of the Members shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Act or by this Agreement.

         7.09 Proxies. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. The proxy shall be filed with the Managers of the company before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

         7.10 Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by Members entitled to vote having the aggregate Percentage Interests required to take such action at a duly called Meeting and delivered to the Secretary of the Company for inclusion in the minutes or for filing with the Company records.

         7.11 Waiver of Notice. When any notice is required to be given to any Member, a waiver of the notice in writing signed by the person entitled to the notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of the notice.

                                  ARTICLE VIII

                        Books, Records And Bank Accounts

         8.01 Tax and Financial Matters. The Treasurer shall be responsible for preparing all tax and accounting records for the Company. The Treasurer shall appoint the Accountants to be engaged by the Company. Nellie Mae, Inc. shall be the tax matters partner of the Company. The cost of preparing the Company's tax return shall be paid by the Company as a Company expense.

         8.02 Books and Records. The Treasurer shall keep just and true books of account with respect to the operations of the Company. Such books shall be maintained at the principal place of business of the Company, or at such other place as the Treasurer shall determine, and all Members, and their duly authorized representatives, shall at all reasonable times have access to such books.

         8.03 Accounting Basis and Fiscal Year. The books of account of the Company shall be kept on the tax basis of accounting, or on such other method of accounting as the Board of Managers may from time to time determine. The fiscal year of the Company shall be the calendar year or such other year as the Board of Managers may from time to time determine.

         8.04 Reports.

         (a) Annual Reports. Within 90 days after the end of each year, the Treasurer shall cause to be prepared and shall deliver to the Members, a financial report of Company, including a balance sheet (noting the terms of any outstanding loans pursuant to Section 6.06), a profit and loss statement and, if such profit and loss statement is to prepared on a cash basis, a cash flow or source and application of funds statement, which shall be accompanied by a certificate of the Treasurer stating that such financial report presents fairly the financial condition of the Company as of the date of such financial report and the results of the Company's operations for such year. If Members representing at least a majority of the aggregate Percentage Interests provide the Treasurer a written request for an audit prior to December 1 in any year, the Treasurer shall cause the Accountants to audit the company's financial statements for such year.

         (b) Tax Information. Within 300 days after the end of each fiscal year, the Company shall furnish to each Member such information as may be needed to enable such Member to file his or its Federal income tax return, any required state income tax return, and any other reporting or filing requirements imposed by any governmental agency or authority.

         (c) Expenses; Separate Audit. All Company accounting costs and the cost of all reporting required under this Section 8.04 shall be paid by the Company as a Company expense.

         8.05 Bank Accounts. The Treasurer shall be responsible for causing one or more accounts to be maintained in a bank (or banks) which is a member of the F.D.I.C., which accounts shall be used for the payment of the expenditures incurred by the Board of Managers and officers in connection with the business of the Company, and in which shall be deposited any and all cash receipts. All such amounts shall be and remain the property of the Company, and shall be received, held and disbursed by the Treasurer for the purposes specified in this Agreement. There shall not be deposited in any of said accounts any funds other than funds belonging to the Company, and no other funds shall in any way be commingled with such funds.

                                   ARTICLE IX
               Transferability Of Units; Resignation; Withdrawal.

         9.01 General. No Member may voluntarily retire, resign or withdraw from the Company prior to the dissolution and winding up of the company, or sell, transfer, assign, pledge, encumber or otherwise dispose of all or any part of its interest in the Company (whether voluntarily, involuntarily or by operation of law).

         9.02 Continuation of Membership upon Certain Events. No Member shall cease to be a Member by virtue of the occurrence of any of the following events with respect to such Member:

         (a) When such Member:

         (i) Makes an assignment for the benefit of creditors;

         (ii) Files a voluntary petition in bankruptcy;

         (iii) Is adjudged a bankrupt or insolvent, or has entered against him an order for relief, in any bankruptcy or insolvency proceeding;

         (iv) Files a petition or answer seeking for himself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

         (v) Files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against him in any proceeding of this nature;

         (vi) Seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the member or of all or any substantial part of his properties; or

         (b) the commencement of any proceeding against the member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation.

                                    ARTICLE X

                   Certificates; Issuance of Additional Units

         10.01 Certificates; Legends. The Company may issue certificates or other instruments representing or evidencing the ownership of Units by Members, which certificates or other instruments shall have the following legends placed on them:

         The Units represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a registration statement with respect to such Units shall be effective under the Act or (b) the company shall have received an opinion of counsel satisfactory to the company than an exemption from registration under such Act is then available and (2) there shall have been compliance with all applicable securities laws.

         The Units represented by this certificate are subject to further restriction as to their sale, transferability, or assignment as set forth in the Operating Agreement of the company and agreed to by each Member. Said restrictions provide, among other things, that no transferee or assignee of Units held by a Member shall be come a Substitute Member unless consented to by the Board of Managers of the company, which consent may be given or withheld in the Board's discretion.

         10.02 Issuance of Additional Units. The issuance by the Company of additional Units shall require the Consent of the Members. Subject to the foregoing, the Board of Managers shall have the authority to issue additional Units, and to determine the timing of the issuance, the number of additional Units, whether such Units shall be a new class of Units, the consideration to be paid for such Units, the relative priority of such Units in relation to other Units, and all other rights of such Units.

                                   ARTICLE XI

                           Dissolution and Termination

         11.01 Perpetuity of Existence; No Dissolution upon Loss of Member.

         Except as otherwise provided in this Agreement or as required by the Act, the Company shall exist in perpetuity. The Company shall continue and shall not dissolve in the event of the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any event which terminates the continued membership of a member.

         11.02 Event of Dissolution.

         (a) Except as provided in 11.01 above, the Company shall dissolve in accordance with the Act.

         (b) Dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until the Certificate of Formation shall have been canceled and the assets of the company shall have been distributed as provided herein. Notwithstanding the dissolution of the Company, prior to the termination of the Company, as aforesaid, the business of the Company and the affairs of the Board of Managers, officers and the Members, as such, shall continue to be governed by this Agreement. Upon dissolution, the President or, if there is none, a liquidator appointed by the Board of Managers, shall liquidate the assets of the Company and apply and distribute the proceeds thereof as contemplated by this Agreement and cause the cancellation of the Certificate of Formation.

         11.03 Distributions Upon Liquidation.

         (a) After payment of liabilities owning to creditors, the President or, if there be none, a liquidator appointed by the President shall set up such reserves as they or it deem reasonably necessary for any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the President or such liquidator may deem advisable, such reserves shall be distributed to the Members or their assigns in the manner set forth in Section 11.03(b) below.

         (b) After paying such liabilities and providing for such reserves, the President or such liquidator shall cause the remaining net assets of the Company to be distributed to and among the Members in accordance with their respective Capital Account balances, as determined after taking into account all Net Profits and Net Losses of the Company. In the event that any part of such net assets consists of notes or accounts receivable or other non-cash assets, the President or such liquidator may take whatever steps they or it deem appropriate to convert such assets into any other form which would facilitate the distribution thereof. If any assets of the Company are to be distributed in kind, such assets shall be distributed on the basis of their fair market value.

                                   ARTICLE XII

                                  Miscellaneous

         12.01 Notices. Any and all notices, elections, consents or demands permitted or required to be made or given under this Agreement shall be in writing, signed by the Member, Manager or officer giving such notice, election, consent or demand and shall be delivered personally, made by telex, telecopy, or facsimile transmission, sent by overnight courier or sent by registered or certified mail, return receipt requested, to the each other Member, at his or its address set forth on Schedule A, and/or to the Board of Managers and officers at the Company's principal executive office. Any and all notices, elections, consents or demands permitted or required to be made or given under this Agreement shall be deemed to have been given if by hand, at the time of the delivery thereof to the receiving party, if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or if sent by registered or certified mail, on the third business day following the day such mailing is made.

         12.02 Successors and Assigns. Subject to the restrictions on transfer set forth herein, the Agreement, and each and every provision hereof, shall be binding upon and shall inure to the benefit of the Members, their respective successors, successors-in-title, heirs and assigns, and each and every successor-in-interest to any Member, whether such successor acquires such interest by way of gift, purchase, foreclosure, or by any other method, shall hold such interest subject to all of the terms and provisions of this Agreement.

         12.03 Amendments. This Agreement may be amended from time to time by the Board of Managers; provided, however, that: (i) all Members must give their consent in writing to any amendment which would amend this Section 12.03; (ii) each Member to be affected must give its Written Consent to any amendment which would (a) increase the amount of the Capital Contribution payable by such Member; (b) increase the liability of such Member or (c) cause such Member's share of the Company's assets to be modified, unless such modification is in connection with the admission of a new Member or Members and all interested of persons or entities who are Members of the same class immediately prior to such admission are similarly modified; and (iii) the Board of Managers is authorized, without the consent of any Member, to made amendments to this Agreement: (a) to add to the duties or obligations of the Board of Managers or surrender any right or power granted to the Board of Managers herein, or to add any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;
(c) to preserve the status of the Company as a "partnership" for federal income tax purposes; (d) to amend the provisions of this Agreement related to allocations of profits and losses for tax purposes so that such provisions comply with applicable regulations adopted under the Code; and (e) to amend Schedule A hereto to reflect the admission or withdrawal of Members as authorized by this Agreement. Notwithstanding the foregoing, the Company shall not, without the prior written consent of each of its Independent Managers, amend, alter, change or repeal Sections 2.03, 5.01, 5.03, 5.04 and this Section 12.03.

         12.04 Partition. The Members hereby agree that no Member nor any successor-in-interest to any Member, shall have the right while this Agreement remains in effect to have any property of the Company partitioned, or to file a complaint or institute any proceeding at law or in equity to have any property of the Company partitioned, and each Member, on behalf of himself or itself, his or its successors, representatives, heirs, and assigns, hereby waives any such right. It is the intention of the Members that during the term of this Agreement, this rights of the Members and their successors-in-interest, as among themselves, shall be governed by the terms of this Agreement, and that the right of any Member or successor-in-interest to assign, transfer, sell or otherwise dispose of his interest in the Company's properties shall be subject to the limitations and restrictions of this Agreement.

         12.05 No Waiver. The failure of any Member to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Member's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

         12.06 Representations and Warranties of the Members. Each Member hereby represents, warrants and covenants to the other Members that the following are true and correct as of the date hereof:

         (a) such Member has full power and authority to execute, deliver, and perform this Agreement in accordance with its terms, and this Agreement constitutes the valid and binding obligation of such Member, enforceable against such Member in accordance with its terms.

         (b) no Event of Bankruptcy has occurred with respect to such Member.

         12.07 Exhibits. All Exhibits and Schedules attached hereto are an internal part of this Agreement and are incorporated herein by this reference.

         12.08 Entire Agreement. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

         12.09 Captions. Titles or captions of Articles or Sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

         12.10 Counterparts. This Agreement may be executed in a number of counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the Members notwithstanding that all Members have not signed the same counterpart.

         12.11 Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State.

         12.12 Gender, Etc. In the case of all terms used in this Agreement, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires.

         12.13 Equitable Remedies. Each Member shall, in addition to rights provided herein or as may be provided under applicable law, be entitled to all equitable remedies, including those of specific performance and injunction, to enforce its rights hereunder.

         12.14 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of any Member or of the Company.

         WITNESS the execution hereof under seal as of the day first above written.

                                           MEMBERS:

                                           NELLIE MAE, INC.

                                           By:______________________________
                                              Lawrence W. O'Toole, President

                                           NMI EDUCATION LOAN CORPORATION

                                           By:______________________________
                                              Lawrence W. O'Toole, President

                                   SCHEDULE A

            NAME AND ADDRESS OF MEMBERS                    CONTRIBUTION           NUMBER OF UNITS        PERCENTAGE
====================================================================================================================

                                                                                                           INTEREST
===================================================================================================================
                  Nellie Mae, Inc.                                                                               99%
               50 Braintree Hill Park
          Braintree, Massachusetts 021840

           NMI Education Loan Corporation                                                                         1%
               50 Braintree Hill Park
           Braintree, Massachusetts 02184

                       TOTAL                                                                                    100%